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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

              Date of Report: December 26, 1996 (Date of Earliest
                       Event Reported: December 11, 1996)

                         TENNESSEE GAS PIPELINE COMPANY
             (Exact Name of Registrant as Specified in the Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

          1-4101                                       74-1056569
(Commission File Number No.)               (I.R.S. Employer Identification No.)

El Paso Energy Building
1001 Louisiana                                                       77002
Houston, Texas                                                     (Zip Code)
(Address of Principal Executive Offices)

                                 (713) 757-2131
              (Registrant's Telephone Number, Including Area Code)

                                   1010 Milam
                              Houston, Texas 77002
                (former address, if changed since last report.)
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                                       1
                the effective time of the Merger under a $3 billion Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (the "Credit Agreement"), among Old Tenneco, the banks and other financial institutions party thereto and The Chase Manhattan Bank, as agent), and (3) $300 million of Old Tenneco preferred stock;

        o the issuance of approximately 18.83 million shares of common stock of El Paso valued at approximately $914 million, based on a closing price per of common stock share on the New York Stock Exchange ("NYSE") of $48.625 on December 19, 1996, to Old Tenneco's then existing common and preferred stockholders; and

        o the retention of approximately $600 million of estimated assumed liabilities related to certain discontinued businesses of Old Tenneco.

The number of shares of El Paso's common stock issued in the Merger to shareholders of Old Tenneco was determined pursuant to formulas set forth in the Merger Agreement. In the Merger, (i) holder of Old Tenneco's common stock received .093 of a share of El Paso's common stock for each share of Tenneco common stock, (ii) a holder of Old Tenneco's $7.40 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $7.40 Cumulative Preferred Stock, and (iii) a holder of Old Tenneco's $4.50 Cumulative Preferred Stock received 2.365 shares of El Paso's common stock for each such share of $4.50 Cumulative Preferred Stock.

        As a result of the Merger, El Paso indirectly owns 100% of the common equity and approximately 75% of the combined equity value of El Paso Tennessee. Currently, approximately $300 million of preferred stock issued in a public offering by Old Tenneco on November 18, 1996 remains outstanding. The holders of such preferred stock have the right to elect one-sixth of the board of directors of El Paso Tennessee.

        El Paso currently is engaged in a comprehensive review of the business and operations of Tenneco Energy. Following the completion of such review, El Paso intends to integrate, for the most part, the operations of Tenneco Energy with those of El Paso to increase operating and administrative efficiency through consolidation and reengineering of facilities, workforce reductions and coordination of purchasing, sales and marketing activities. El Paso anticipates that the complementary interstate and intrastate pipeline operations and gas marketing activities of El Paso and Tenneco Energy should provide the combined company with increased operating flexibility and access to additional customers and markets.

        Prior to the Merger, Old Tenneco and its subsidiaries (including TGP) effected various intercompany transfers and distributions which restructured, divided and separated their businesses, assets and liabilities so that all the assets, liabilities and operations related to their automotive parts, packaging and administrative services businesses (collectively, the "Industrial Business") and their shipbuilding business (the "Shipbuilding Business") were spun-off to Old Tenneco's then existing common stockholders (the "Distributions"). The

Distributions were effected on December 11, 1996 pursuant to the Distribution Agreement dated as of November 1, 1996 (as amended, the "Distribution Agreement"), among Old Tenneco, New Tenneco and Newport News Shipbuilding Inc. ("Newport News"), which Distribution Agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Following the Distributions, the remaining operations of Old Tenneco consisted primarily of those operations related to the transmission and marketing of natural gas. In connection with the Distributions, certain assets of TGP relating to the Industrial Business were transferred from TGP to New Tenneco.

        In connection with the Distribution, Old Tenneco's Board of Directors declared a special distribution consisting of all of the capital stock of (i) New Tenneco (now known as Tenneco Inc.), a newly formed, wholly owned subsidiary of Old Tenneco which held the Industrial Business, and (ii) Newport News, a newly formed, wholly owned subsidiary of Old Tenneco which held the Shipbuilding Business. In connection with the Distributions, certain assets of TGP were transferred from TGP to New Tenneco.

        The shares of common stock of New Tenneco and Newport News were distributed to holders of record of Old Tenneco's common stock on the distribution record date, December 11, 1996, without any consideration being paid by such holders, on the basis of (i) one share of common stock of New Tenneco for every share of common stock of Old Tenneco and (ii) one share of common stock of Newport News for every five shares of common stock of Old Tenneco. No certificates or scrip representing fractional shares of Newport News common stock were issued in the Distributions. Holders of Old Tenneco common stock who would be entitled to receive fractional shares of common stock of Newport News received cash in the Distributions, in lieu of such fractional shares, derived from the sale of such fractional shares on the open market.

        The reorganization of Old Tenneco, including the Merger and the Distributions, were approved by the shareholders of Old Tenneco at a special meeting of shareholders on December 10, 1996. The issuance of common stock of El Paso in the Merger was approved by El Paso Shareholders on December 9, 1996.

approved by the shareholders of El Paso at a special meeting of shareholders on December 9, 1996.

        Although the separation of the Industrial Business from the remainder of the businesses, operations and companies constituting the Tenneco Group prior to the Merger has been structured as a "spin-off" of New Tenneco and Newport News for legal, tax and other reasons, New Tenneco will succeed to certain important aspects of the former Tenneco business, organization and affairs, namely: (i) New Tenneco has been renamed "Tenneco Inc." subsequent to the consummation of the Merger; (ii) New Tenneco is headquartered at Tenneco's current headquarters in Greenwich, Connecticut; (iii) New Tenneco's Board of Directors consist of those persons previously constituting the former Tenneco Board of Directors prior to the Merger; (iv) New Tenneco's executive management consist substantially of the Tenneco executive management; and (v) the Industrial Business to be conducted by New Tenneco will consist largely of Tenneco Automotive and Tenneco Packaging, which combined represent over half of the assets, revenues and operating income of the businesses, operations and companies constituting the Tenneco Group. Consequently, New Tenneco will reflect the Newport News business and the energy businesses which were merged with El Paso as discontinued operations in its financial statements. Additionally, the Company will reflect the financial position and results of operations of the acquired energy businesses on a separate and stand alone basis in its historical financial statements.

        The directors and executive officers of TGP prior to the Merger resigned and, upon consummation of the Merger, the following persons became the directors and executive officers of TGP:

                NAME            AGE             POSITION
                ----            ---             --------
William A. Wise . . . . . . .    51  Chairman of the Board, President and Chief
                                       Executive Officer
H. Brent Austin . . . . . . .    42  Senior Vice President, Chief Financial
                                       Officer and Director
Joel Richards III . . . . . .    49  Senior Vice President and Director
Britton White, Jr.. . . . . .    53  Senior Vice President, General Counsel and
                                       Director
Jeffrey I. Beason . . . . . .    47  Vice President, Treasurer, Controller and
                                       Director

Executive Officers and Directors

        WILLIAM A. WISE--Upon consummation of the Merger, Mr. Wise will become the Chairman of the Board, President and Chief Executive Officer of Tenneco. Mr. Wise has been Chairman of the Board of El Paso since January 1994 and the President and Chief Executive Officer of El Paso since January 1990. He was President and Chief Operating Officer of El Paso from April 1989 to December 1989. From March 1987 until April 1989, Mr. Wise was an Executive Vice President of El Paso. From January 1984 to February 1987, he was a Senior Vice President of El Paso. He is a member of the Board of Directors of Battle Mountain Gold Company.

        H. BRENT AUSTIN--Upon consummation of the Merger, Mr. Austin will become the Senior Vice President, Chief Financial Officer and a Director of Tenneco. Mr. Austin has been Executive Vice President of El Paso since May 1995 and he has been Chief Financial Officer of El Paso since April 1992. He was Senior Vice President of El Paso from April 1992 to April 1995. He was Vice President, Planning and Treasurer of Burlington Resources Inc. ("BR") from November 1990 to March 1992 and Assistant Vice President, Planning of BR from January 1989 to October 1990.

        JOEL RICHARDS III--Upon consummation of the Merger, Mr. Richards will become the Senior Vice President and a Director of Tenneco. Mr. Richards has been Senior Vice President of El Paso since January 1991 and he was Vice President from June 1990 to December 1990. He was Senior Vice President, Finance and Human Resources of Meridian Minerals Company, a wholly owned subsidiary of BR, from October 1988 to June 1990.

        BRITTON WHITE, JR.--Upon consummation of the Merger, Mr. White will become the Senior Vice President, General Counsel and a Director of Tenneco. Mr. White has been Senior Vice President and General Counsel of El Paso since March 1991 and from March 1991 to April 1992, he was also Corporate Secretary of El Paso. For more than five years prior to that time, Mr. White was a partner in the law firm of Holland & Hart.

        As described above, Old Tenneco entered into the Credit Agreement under which a syndicate of banks and other financial institutions (the "Lenders") committed to provide up to $3 billion of financing to Old Tenneco on an unsecured basis. Chase Securities Inc. arranged the Credit Agreement and The Chase Manhattan Bank is acting as agent for the Lenders. A list of the Lenders is set forth on Exhibit 99.1 which is incorporated herein by reference. The Credit Agreement consists of a 364-day revolving credit facility, with a two-year term thereafter, the proceeds of which were used to effect the Debt Realignment (as defined and as described in the Merger Agreement) and for other general corporate purposes, and is guaranteed by El Paso. The borrowings under the Credit Agreement will mature in November 1999. Borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the borrowers' option, either

                (a) the highest of (i) the rate from time to time publicly announced by The Chase Manhattan Bank in New York City as its prime rate, and (ii) the federal funds effective rate from time to time plus 1/2 of 1%, plus in each case, the Applicable Margin (as defined), or

                (b) the average of the rates at which eurodollar deposits for one, two, three or six months or, subject to availability to each lender, nine or 12 months (as selected by the borrowers) are offered in the interbank eurodollar market in the approximate amount of the relevant loan, plus the Applicable Margin.

The "Applicable Margin" will be based on El Paso's senior long-term debt rating, as determined from time to time, or if El Paso's debt is not rated, each rating agency will be assumed to have assigned its lowest rating. At December 26, 1996, the outstanding loans under the Credit Agreement bore a weighted average interest rate of 5.94% per annum.

        The Credit Agreement requires that El Paso's ratio of total indebtedness to total indebtedness plus net worth not exceed 70%. Failure to satisfy the foregoing minimum requirement will be a default under the Credit Agreement that will enable the Lenders to refuse to loan funds to El Paso
TGP and to accelerate the indebtedness thereunder. The Credit Agreement also imposes prohibitions or limitations on liens (other than agreed permitted liens), subsidiary indebtedness and guarantee obligations, and asset dispositions (with certain permitted exceptions), among others. The Credit Agreement contains certain default provisions, including, among other things,
(i) nonpayment of any amount due to the lenders under the Credit Agreement,
(ii) material breach of representations and warranties, (iii) default in the performance of covenants, (iv) bankruptcy or insolvency, (v) cross-default with respect to indebtedness for borrowed money and related guaranty obligations in excess of $100 million, and (vi) a judgment suffered by El Paso in excess of $50 million not covered by insurance and which judgment shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days.

Item 5. Other Events.

        El Paso announced on December 23, 1996 that it reached a settlement that resolves its gas purchase contract disputes with KCS Energy Inc. Attached as an
Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein is a press release related to such settlement.

Item 7. Financial Statements and Exhibits.

        (b)     Pro forma financial information:

                         TENNESSEE GAS PIPELINE COMPANY

       UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF TENNESSEE

        The following Unaudited Pro Forma Consolidated Financial Statements of TGP (the "Pro Forma Financial Statements") illustrate the effect of: the Corporate Restructuring Transactions, the Cash Realignment and Debt Realignment. The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as if such transactions occurred on September 30, 1996; the Unaudited Pro Forma Consolidated Statements of Income have been prepared as if such transactions occurred as of January 1, 1995. Capitalized terms used herein shall have the respective meanings set forth in the Merger Agreement or the Distribution Agreement unless otherwise defined herein.

        Pursuant to the Corporate Restructuring Transactions, Tenneco Inc. transferred to TGP certain of its directly owned assets and liabilities, and the assets and liabilities of certain of its subsidiaries, which were not historically part of TGP. Subsequent to the Corporate Restructuring Transactions, the only assets directly held by Tenneco Inc. were its investment in TGP common stock and certain cash balances, and Tenneco Inc.'s only directly held liabilities were borrowings under the Tenneco Credit Facility, Tenneco Inc. public debt securities which were not redeemed or exchanged, respectively, pursuant to the Debt Realignment, and certain intercompany notes and advances payable. The Corporate Restructuring Transactions represent a reorganization of companies, assets and liabilities under common control and, accordingly, the transfers of assets and liabilities pursuant to the Corporate Restructuring Transactions have been accounted for at historical cost.

        El Paso's acquisition of Tenneco, and Tenneco Inc.'s ownership in Tennessee, will be accounted for under the purchase method and the purchase price adjustments will be reflected in the separate consolidated financial statements of Tennessee. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the Pro Forma Financial Statements are preliminary and have been made solely for purposes of developing the pro forma consolidated financial information. However, El Paso's management believes that the pro forma adjustments and the underlying assumptions reasonably present the significant effects of the Merger and the Refinancing Transactions. In addition, El Paso will undertake a study to determine the fair value of Tennessee's assets and liabilities and will revise purchase accounting adjustments upon completion of that study. The actual financial position and results of operations of Tennessee will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value and changes in operating results between the dates of the pro forma financial information and the date on which purchase accounting adjustments are finalized.

        The Pro Forma Financial Statements are not necessarily indicative of actual operating results or financial position had the transactions reflected therein occurred as of the dates indicated above, nor do they purport to indicate operating results or financial position which may be attained in the future.

                         TENNESSEE GAS PIPELINE COMPANY

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                   (MILLIONS)


                                                     PRE-MERGER PRO FORMA                        PRO FORMA MERGER
                                     -------------------------------------------------     ------------------------------
                                     CONSOLIDATED       RESTRUCTURING           TGP         MERGER AND        CONSOLIDATED
                                         TGP                 AND                 AS         REFINANCING           TGP
                                      HISTORICAL         REALIGNMENT          ADJUSTED     TRANSACTIONS       PRO FORMA
                                      -----------        ------------         --------     ------------      ------------
ASSETS
Current assets:
   Cash and temporary investments.....  $   114           $  (114)(c)          $   --           $ --             $  --
   Receivables........................    1,914            (1,075)(b)              839                              839
   Notes receivable from Tenneco......    2,419              (979)(b)            1,440                            1,440
   Inventories........................    1,209            (1,184)(b)               25                               25
   Other current assets................     363              (245)(b)              118                              118
                                        -------           -------               ------          -------           ------
      Total current assets............    6,019            (3,597)               2,422              --            2,422
                                        -------           -------               ------          -------          ------
Net property, plant and equipment.....    6,490            (3,557)(b)            2,933            1,720 (e)       4,073
                                                                                                   (580)(g)
Goodwill and intangibles..............    1,305            (1,257)(b)               48                               48
Other assets and deferred charges.....    1,744              (832)(b)              912             (590)(d)         402
                                                                                                     80 (g)
                                        -------           -------               ------          -------          ------
      Total assets...................   $15,558           $(9,243)              $6,315          $   630          $6,945
                                        =======           =======               ======          =======          ======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
   Short-term debt..................    $   342           $  (281)(a)          $    52          $                $   52
                                                               (9)(b)
   Payables.........................      1,222              (869)(b)              353                              353
   Other current liabilities........      1,202              (768)(b)              424                              424
                                                              (10)(a)
                                        -------           -------               ------          -------          ------
      Total current liabilities.....      2,766            (1,937)                 829                              829
                                        -------           -------               ------          -------          ------
Long-term debt......................        244              (196)(a)               48                               48
Other liabilities and deferred
   credits..........................      1,130              (562)(b)              568              151 (d)         719
Deferred income taxes...............        962              (539)(b)              423              382 (f)         805
                                        -------           -------               ------          -------          ------
                                          5,102            (3,234)               1,868              533           2,401
                                        -------           -------               ------          -------          ------
Minority interest...................        479              (479)(b)               --              --               --
                                        -------           -------               ------          -------          ------
Stockholder's equity
   Common Stock and paid-in
      capital.......................      4,906                                  4,906            1,720 (e)       4,544
                                                                                                   (741)(d)
                                                                                                   (382)(f)
                                                                                                   (500)(g)
   Cumulative translation                                                                          (459)(h)
      adjustments...................         18               (18)(b)              --                                --
   Retained earnings (accumulated
      deficit)......................      5,053            (5,885)(b)             (459)             459 (h)          --
                                                              487 (a)
                                                             (114)(c)
                                        -------           -------               ------          -------          ------
      Total liabilities and
         stockholder's equity.......    $15,558           $(9,243)              $6,315          $   630          $6,945
                                        =======           =======               ======          =======          ======


   See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                         TENNESSEE GAS PIPELINE COMPANY

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

RESTRUCTURING AND REALIGNMENT:

(a) To reflect the restructuring and realignment of the TGP debt pursuant to the Corporate Restructuring Transactions, the Debt Realignment and the applicable provisions of the Merger Agreement, and the assumed payment of accrued interest on the TGP debt defeased, redeemed or tendered as part of the Debt Realignment.

(b) To reflect the capitalization or settlement of certain intercompany receivables and payables, the distribution of the Industrial Business and Shipbuilding Business assets and liabilities held by TGP pursuant to the Corporate Restructuring Transactions and the transfer to TGP of certain directly held assets and liabilities of Tenneco Inc., and other Tenneco Inc. subsidiaries, as part of the Corporate Restructuring Transactions.

(c) To reflect distribution to Tenneco of all TGP cash pursuant to the Cash Realignment provisions of the Merger Agreement and Distribution Agreement.

MERGER AND REFINANCING TRANSACTIONS:

(d) To reflect the preliminary estimated acquisition adjustments under the purchase method of accounting, which will be reflected in the separate financial statements of TGP to record assets acquired and liabilities assumed at estimated fair value for: (i) reduction of certain other assets, deferred charges and regulatory assets; (ii) the revision of benefit plan assumptions relating to the retiree medical plan obligation; and (iii) adjustments related to other employee benefit costs and environmental costs. The following adjustments reflect El Paso management's intended business strategies which may differ from the business strategies employed by Tenneco management prior to the Merger (in millions):

     Other assets and deferred charges....................   $590
     Other liabilities and deferred credits...............    151
                                                             ----
                                                             $741
                                                             ====

(e) To reflect the allocation to property, plant and equipment of the $1,720 million excess purchase price of the Merger, which will be reflected in the separate financial statements of TGP. The allocation of excess purchase price reflects El Paso's internal evaluation and is subject to the completion of an independent appraisal of the fair value of the property acquired. It is not expected that any excess purchase price allocated to property, plant and equipment will be allowed for regulatory purposes or recovery through rates. Should the independent appraisal not support such allocation to property, plant and equipment, the excess of total purchase price over the fair value of the net assets acquired will be reflected as goodwill.

(f) To reflect the increase in deferred income taxes of $382 million which have been provided for temporary differences after the allocation of the pro forma purchase price and acquisition adjustments. The following pro forma adjustments were required for estimated book and tax basis differences resulting from the allocation of the pro forma purchase price, at an assumed statutory tax rate of 39% (in millions):

     Property, plant and equipment........................  $ 671
     Other assets.........................................   (230)
     Other liabilities....................................    (59)
                                                             ----
                                                            $ 382
                                                             ====

(g) To reflect the assumed monetization of $500 million of assets through sales or project financings, at book value, and to reflect TGP's remaining $80 million investment in certain Australian projects using the equity method. The proceeds from these transactions are assumed to be distributed to Tenneco as a capital distribution.

(h) To reflect the capitalization of the pre-merger "Tennessee as adjusted" accumulated equity.

                         TENNESSEE GAS PIPELINE COMPANY

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   (MILLIONS)

                                                     PRE-MERGER PRO FORMA                       PRO FORMA MERGER
                                            ------------------------------------------    -----------------------------
                                            CONSOLIDATED   RESTRUCTURING       TGP        MERGER AND       CONSOLIDATED
                                                 TGP           AND              AS       REFINANCING           TGP
                                              HISTORICAL    REALIGNMENT       ADJUSTED    TRANSACTIONS       PRO FORMA
                                            ------------   -------------     ---------    ------------     ------------
Revenues...................................  $   8,228       $   (6,231)(b)   $  1,997      $     (36)(e)     $   1,961
Operating costs and expenses...............      7,418           (5,604)(b)      1,814             32 (c)         1,821
                                                                                                    6 (d)
                                                                                                  (31)(e)
                                             ---------       ----------       --------      ---------         ---------
  Operating Income.........................        810             (627)           183            (43)              140
Other (income) expense, net:
  Interest (income), affiliated companies..       (241)              42 (b)       (199)                            (199)
  Other (income) expense, net..............       (184)              60 (b)       (124)                            (124)
Interest expense:
  Affiliated companies.....................        113              (48)(b)         65                               65
  Other....................................         68              (28)(a)         40             (3)(e)            37
                                             ---------       ----------       --------      ---------         ---------
  Income before income taxes and
    minority interest......................      1,054             (653)           401            (40)              361
Provision for income taxes.................        388               11 (a)        152             (1)(e)           135
                                                                   (247)(b)                       (16)(f)
Minority interest..........................         24              (24)(b)         --                               --
                                             ---------       ----------       --------      ---------         ---------
  Net income from continuing operations....  $     642       $     (393)      $    249      $     (23)        $     226
                                             =========       ==========       ========      =========         =========


 See accompanying Notes to Unaudited Pro Forma Consolidated Income Statements.

                         TENNESSEE GAS PIPELINE COMPANY

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                   (MILLIONS)

                                              PRE-MERGER PRO FORMA                          PRO FORMA MERGER
                              ---------------------------------------------------    ------------------------------
                              CONSOLIDATED        RESTRUCTURING           TGP         MERGER AND       CONSOLIDATED
                                  TGP                  AND                 AS         REFINANCING          TGP
                               HISTORICAL          REALIGNMENT          ADJUSTED     TRANSACTIONS        PRO FORMA
                              ------------        -------------        ----------    -------------     ------------
Revenues . . . . . . . . . . .   $8,840             $(6,919)(b)          $1,921          $(47)(e)          $1,874
                                                                                           43 (c)
Operating costs and                                                                       (41)(e)
 expenses  . . . . . . . . . .    7,837              (6,087)(b)           1,750             8 (d)           1,760
                                 ------             -------              ------          ----              ------
 Operating Income  . . . . . .    1,003                (832)                171           (57)                114
Other (income) expense, net:
 Interest (income), affiliated
  companies  . . . . . . . . .     (360)                 64 (b)            (296)                             (296)
 Other (income) expense,
  net  . . . . . . . . . . . .     (203)                 97 (b)            (106)                             (106)
Interest expense:
 Affiliated companies  . . . .      155                 (67)(b)              88                                88
 Other . . . . . . . . . . . .      132                (121)(a)              11            (4)(e)              15
                                 ------             -------              ------          ----              ------
 Income before income taxes
  and minority interest  . . .    1,279                (805)                474           (61)                413
Provision for income taxes . .      478                  47 (a)             107            (3)(e)              83
                                                       (418)(b)                           (21)(f)
Minority interest  . . . . . .       33                 (33)(b)              --                                --
                                 ------             -------              ------          ----              ------
 Net income from continuing
  operations . . . . . . . . .   $  768             $  (401)             $  367          $(37)             $  330
                                 ======             =======              ======          ====              ======

 See accompanying Notes to Unaudited Pro Forma Consolidated Income Statements.

                        TENNESSEE GAS PIPELINE COMPANY

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS


RESTRUCTURING AND REALIGNMENT:

(a) To reflect the effect on interest expense for the restructuring and realignment of Tennessee debt pursuant to the Debt Realignment and the applicable provisions of the Merger Agreement, and the related effect on the provision for income taxes at an assumed effective tax rate of 39%.

(b) To reflect effect on TGP's results of operations for the distribution of the Industrial Business and Shipbuilding Business operations held by TGP, and other transactions, pursuant to the Corporate
        Restructuring Transactions.


MERGER AND REFINANCING TRANSACTIONS:

(c) To reflect depreciation expense related to the increase in estimated fair value of property, plant and equipment, depreciated over a 40-year period which approximates the FERC approved depreciation rate for the regulated property, plant and equipment of TGP prospectively.

(d) To reflect the assumed pro forma postretirement benefit cost for Tennessee employees.

(e) To remove the historical operating results of TGP's exploration and production business which is assumed to be disposed of at book value.

(f) To reflect the income tax expense effects of pro forma adjustments at an assumed effective tax rate of 39%.

(c)     Exhibits:


        See the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated by reference herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TENNESSEE GAS PIPELINE COMPANY
                                                  (Registrant)


                                        By   /s/ H. BRENT AUSTIN
                                          ------------------------------
                                                 H. Brent Austin
                                              Senior Vice President

Date: December 26, 1996

                       EL PASO TENNESSEE PIPELINE COMPANY

                                 EXHIBIT INDEX

                                       TO

                            FORM 8-K CURRENT REPORT

                       DATE OF REPORT: DECEMBER 26, 1996


EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

  2.1 Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996, among El Paso, El Paso Merger Company and Old Tenneco.

  2.2 Distribution Agreement, dated as of November 1, 1996, among Old Tenneco, New Tenneco and Newport News.

  2.3 Letter Agreement, dated December 11, 1996, between El Paso and New Tenneco.

  2.4 Amendment No. 1 to Distribution Agreement, entered into as of December 11, 1996, among Old Tenneco, New Tenneco and Newport News.

 99.1           List of Lenders under the Credit Agreement

 99.2           Press Release, dated December 23, 1996.